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
As filed with the Securities and Exchange Commission on June 11, 1997      Registration No. 333-______________
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                      ----------------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933

                      ----------------------------------

                           RESPONSE ONCOLOGY, INC.
            (Exact name of registrant as specified in its charter)

  TENNESSEE                                                     62-1212264
(State of Incorporation)                                     (I.R.S. Employer
                                                            Identification No.)

                           1775 Moriah Woods Blvd.
                           Memphis, Tennessee 38117
                   (Address of principal executive offices)

              RESPONSE ONCOLOGY, INC. 1996 STOCK INCENTIVE PLAN
                           (Full Title of the Plan)

                              MARY E. CLEMENTS
                      Executive Vice President, Finance
                           Response Oncology, Inc.
                           1775 Moriah Woods Blvd.
                           Memphis, Tennessee 38117
                                (901) 761-7000
          (Name, address and telephone number of agent for service)

                              (with copies to:)
                                 JOHN A. GOOD
                     Baker, Donelson, Bearman & Caldwell
              165 Madison Avenue, 2000 First Tennessee Building
                           Memphis, Tennessee 38103

                       CALCULATION OF REGISTRATION FEE

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
============================================================================================================================
                                                       Proposed Maximum          Proposed Maximum
   Title of Securities to        Amount to be         Offering Price Per        Aggregate Offering          Amount of
        be Registered             Registered                Share                     Price              Registration Fee
----------------------------------------------------------------------------------------------------------------------------
  Common Stock                1,130,000 shares (1)        $6.5 (2)                $7,345,000 (2)          $2,296 (1)(2)
============================================================================================================================
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(1)      This figure represents the number of shares of Common Stock registered hereby for purchase by employees under the Response Oncology, Inc.
         1996 Stock Incentive Plan (the "Plan"). There are also registered an undetermined number of additional shares of Common Stock that may become available for purchase in accordance with the provisions of the
         Plan in the event of certain changes in the outstanding shares of
         Common Stock of the Company, including a stock dividend or stock split.

(2) Estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and are based upon the average high and low sales prices of the Registrant's Common Stock as reported on the National Market of The Nasdaq Stock Market on June 3, 1997.

         Pursuant to Rule 462 of the 1933 Act, the Registration Statement on Form S-8 shall be effective upon filing with the Commission.

                                    PART II


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

3. The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed by the Registrant to register the Common Stock under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

         No response is required to this item.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         No response is required to this item.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is incorporated under the laws of the State of Tennessee. Under the Tennessee Business Corporation Act (the "Corporation Act") including, without limitation, Sections 48-18-501 through 48-18-509, a Tennessee corporation may indemnify its directors who are, or may be a party to any proceeding, whether civil, criminal, administrative or investigative, for character of the proceeding, against expenses (including attorneys' fees), judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with such proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Tennessee corporation may indemnify any person who is a party to any action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

         Article IX of the Company's Bylaws provides for the indemnification of directors and officers of the Company to the fullest extent permitted by the laws of the State of Tennessee, as now in effect and as hereafter provided. Article Eight of the Company's Charter provides that the directors of the Company shall not be personnally liable to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         No response is required to this item.





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

ITEM 8. EXHIBITS


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
Exhibit Number   Description
--------------   -----------
4(a)*    Charter of the Company (incorporated herein by reference to Exhibit 3(a) to the Company's Annual Report on Form
         10-K for the fiscal year ended April 30, 1989.

4(b)*    Bylaws of the Company (incorporated herein by reference to Exhibit 3(b) to Registration Statement on Form S-1
         (Commission File No. 33-5016)).

4(c)*    Trust Indenture, Deed of Trust and Security Agreement dated April 3, 1990 (incorporated herein by reference to
         Exhibit 4 to the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1990 (Commission File
         No. 0-15416).

4(d)     Form of Stock Option Agreement to be entered into with respect to Incentive Stock Options.

5        Opinion and Consent of Baker, Donelson, Bearman & Caldwell

10(a)    Response Oncology, Inc. 1996 Stock Incentive Plan

10(b)    Amendment No. 1 to Response Oncology, Inc. 1996 Stock Incentive Plan.

24(a)    Consent of Baker, Donelson, Bearman & Caldwell (contained in Exhibit 5)

24(b)    Consent of KPMG Peat Marwick LLP

25       Power of Attorney (Included on signature page)
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*        Incorporated by reference to the Company's Registration Statement on
         Form S-8 Commission File No. 33-45616, filed with the Commission on February 11, 1992.


ITEM 9. UNDERTAKINGS

         (a)     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "1933 Act"), each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.





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

         (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.





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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 30th day of May, 1997.

                                        RESPONSE ONCOLOGY, INC.


                                        By: /s/ Joseph T. Clark
                                            ----------------------------------
                                            Joseph T. Clark,
                                            Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph T. Clark and Mary E. Clements and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

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
                NAME                                       TITLE                                DATE
-----------------------------------   ----------------------------------------------------   ----------------
/s/ William H. West, M.D.             Chairman of the Board and Director                     May 30, 1997
-----------------------------------
 William H. West, M.D.


/s/ Frank Bumstead                    Vice Chairman and Director                             May 30, 1997
-----------------------------------
 Frank Bumstead

/s/ Joseph T. Clark                   Chief Executive Officer and Director                   May 30, 1997
-----------------------------------   (Principal Executive Officer)
 Joseph T. Clark

/s/ Mary E. Clements                  Executive Vice President, Finance (Principal           May 30, 1997
------------------------------------  Financial and Accounting Officer) and
 Mary E. Clements                     Secretary

/s/ P. Anthony Jacobs                 Director                                               May 30, 1997
------------------------------------
 P. Anthony Jacobs

/s/ W. Thomas Grant, II               Director                                               May 30, 1997
------------------------------------
 W. Thomas Grant, II

/s/ James R. Seward                   Director                                               May 30, 1997
------------------------------------
 James R. Seward

/s/ Leonard Kalman, M.D.
____________________________________  Director                                               May 30, 1997
 Leonard Kalman, M.D.

/s/ Lawrence Kugelman
____________________________________  Director                                               May 30, 1997
 Lawrence Kugelman

/s/ Jack O. Bovender                  Director                                               May 30, 1997
------------------------------------
Jack O. Bovender
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